EXHIBIT 99.3

Anixter International Inc.

Offer to Exchange

Up to $378,135,000 Aggregate Principal Amount at Maturity

Zero Coupon Convertible Notes due 2033
plus an Exchange Fee
for any and all outstanding
Liquid Yield OptionTM Notes due 2033
(CUSIP No. 035290AF2 and 035290AD7)

Pursuant to, and subject to the terms and conditions described in,

the Prospectus dated November 8, 2004

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 7, 2004, UNLESS EXTENDED.

November 8, 2004

To Our Clients:

          Anixter International Inc. (the “Company”) is offering to exchange $1,000 principal amount at maturity of Zero Coupon Convertible Notes due 2033 (the “New Securities”) plus an exchange fee of $1.00 in cash for each $1,000 principal amount at maturity of validly tendered and accepted Liquid Yield OptionTM Notes due 2033 (the “Old Securities”). Terms used but not defined herein that are defined in the Prospectus (as defined below) shall have the same meaning given them in such Prospectus.

          The exchange offer is made on the terms and are subject to the conditions set forth in the Company’s prospectus dated November 8, 2004 (as may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal.

          The enclosed Prospectus is being forwarded to you as the beneficial owner of Old Securities held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Securities held by us for your account. A tender of such Old Securities may be made only by us as the registered holder and only pursuant to your instructions.

          Accordingly, we request instructions as to whether you wish us to tender and deliver the Old Securities held by us for your account pursuant to the terms and conditions of the exchange offer. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

          We urge you to read carefully the Prospectus and related Letter of Transmittal before instructing us to tender your Old Securities.

          PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS

          The undersigned acknowledge(s) receipt of the prospectus dated November 8, 2004 (as may be amended or supplemented from time to time, the “Prospectus”), of Anixter International Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal, that together constitute the offer of the company (the “Exchange Offer”) to exchange each $1,000 principal amount at maturity of Old Securities that are validly tendered and not validly withdrawn for $1,000 principal amount of maturity of New Securities. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Type	Principal Amount at Maturity Held for Account of Holder(s)

Liquid Yield Option™ Notes due 2033

          With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Liquid Yield Option™ Notes due 2033 held by you for the account of the undersigned: $ principal amount at maturity.*

☐	Not to tender the following Liquid Yield Option™ Notes due 2033 held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire principal amount at maturity listed in the box entitled “Principal Amount at Maturity Held for Account of Holder(s)” will be tendered.

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Date

2